Exhibit 10.3

SECOND INCREMENTAL TERM FACILITY AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 18, 2016 (this “Incremental Term A Loan Facility Amendment”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation (“Holdings”), each of the other Loan Parties, the lenders party hereto as incremental term lenders (each an “Incremental Term A Lender”, and, collectively, the “Incremental Term A Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 19, 2013 (as amended, amended and restated, modified and/or supplemented through and including July 18, 2016 (but not including pursuant to this Incremental Term A Loan Facility Amendment), the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower;

WHEREAS, in accordance with the provisions of Section 2.14 of the Credit Agreement and pursuant to a request for Incremental Term Loans in the form of a term sheet posted on June 18, 2016 to a website for the benefit of the Lenders and the Incremental Term A Lenders, the Borrower has notified the Administrative Agent and the Lenders that it is requesting Incremental Term Loans constituting Incremental Term A Loans in the aggregate principal amount of $600,000,000 (the “Incremental Request”) on the terms and conditions set forth in this Incremental Term A Loan Facility Amendment;

WHEREAS, in accordance with the provisions of Section 2.14 of the Credit Agreement and the terms and conditions set forth herein, the Borrower, Holdings, each of the other Loan Parties, the Incremental Term A Lenders and the Administrative Agent wish to effect this Incremental Term A Loan Facility Amendment with respect to the Incremental Request;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Incremental Term Facility Amendment. (a) For the avoidance of doubt, (i) this Incremental Term A Loan Facility Amendment constitutes an “Incremental Term Facility Amendment” pursuant to which a new Class of Incremental Term Loans is established pursuant to Section 2.14 of the Credit Agreement and (ii) from and after the Second Incremental Amendment Effective Date (as hereinafter defined), each reference to “Term Borrowing”, “Term Loan”, “Incremental Term Loans” and “Incremental Term A Loans” (and related terms as appropriate) in the Credit Agreement shall be deemed to also refer to, as applicable, the Incremental Term A Loans (or a Borrowing thereof, as appropriate) established by this Incremental Term A Loan Facility Amendment.

(b) Subject to the terms and conditions set forth herein and the occurrence of the Second Incremental Amendment Effective Date, each Incremental Term A Lender agrees to make to the Borrower on the Second Incremental Amendment Effective Date term loans denominated in Dollars in an amount equal to the amount set forth opposite its name under the column entitled “Incremental Term A Commitments” on Annex I hereto (with respect to each Incremental Term A Lender, its “Incremental Term A Commitments”) (each such term loan, an “Incremental Term A Loan” and collectively, the “Incremental Term A Loans”). Amounts borrowed under this Section 2(b) and repaid or prepaid may not be reborrowed.

(c) Each of the parties to this Incremental Term A Loan Facility Amendment hereby agrees that on the Second Incremental Amendment Effective Date, (i) this Incremental Term A Loan Facility Amendment shall create a new “Class” of Incremental Term Loans that constitute Incremental Term A Loans for all purposes of the Credit Agreement and the other Loan Documents, (ii) (A) each Incremental Term A Lender shall become a “Term Lender”, “Incremental Term A Loan Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (B) the Incremental Term A Commitments of the Incremental Term A Lenders shall become “Incremental Term Commitments” and “Term Commitments” for all purposes of the Credit Agreement and the other Loan Documents and (C) the Incremental Term A Loans of the Incremental Term A Lenders shall become “Incremental Term Loans”, “Incremental Term A Loans” and “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents and (iii) the Borrower shall deliver to each Incremental Term A Lender, upon its request, a promissory note of the Borrower payable to such Incremental Term A Lender or its registered assigns, in substantially the form of a Term B Note, in the amount of such Incremental Term A Lender’s Incremental Term A Loans.

(d) Each of the parties to this Incremental Term A Loan Facility Amendment hereby agrees that (I) the Incremental Term A Loans established pursuant to this Incremental Term A Loan Facility Amendment (x) shall have the “Interest Rates”, “Maturity Date”, “Scheduled Amortization” and “Use of Proceeds” as set forth on Annex II hereto and that all other terms and conditions applicable to such Incremental Term A Loans shall be the same as the corresponding terms and conditions applicable to “Incremental Term A Loans” under the Credit Agreement.

(e) The Administrative Agent is hereby authorized to prepare, in consultation with the Borrower, the schedule of Incremental Term A Commitments, as Schedule 2.01E to the Credit Agreement, reflecting the Incremental Term A Commitments established pursuant to this Incremental Term A Loan Facility Amendment and the amounts reflected therein shall be conclusive absent demonstrable error. The Administrative Agent shall distribute to each Lender such new Schedule 2.01E promptly following the Second Incremental Amendment Effective Date.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Incremental Term A Loan Facility Amendment, each Loan Party represents and warrants to each of the Lenders and the Administrative Agent that:

(a) the execution, delivery and performance by each Loan Party of this Incremental Term A Loan Facility Amendment has been duly authorized by all necessary corporate, limited liability and/or partnership action, as applicable, of such Loan Party;

(b) this Incremental Term A Loan Facility Amendment has been duly executed and delivered by such Loan Party;

(c) each of this Incremental Term A Loan Facility Amendment, the Credit Agreement and each other Loan Document to which each Loan Party is a party, after giving effect to the amendments pursuant to this Incremental Term A Loan Facility Amendment and the transactions contemplated hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and to general principles of equity;

(d) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Incremental Term A Loan Facility Amendment or the Credit Agreement, after giving effect to the amendments pursuant to this Incremental Term A Loan Facility Amendment and the transactions contemplated hereby, or for the consummation of the transactions contemplated hereby;

(e) the execution, delivery and performance by each Loan Party of this Incremental Term A Loan Facility Amendment and the performance of the Credit Agreement, after giving effect to the amendments pursuant to this Incremental Term A Loan Facility Amendment and the transactions contemplated hereby, are within such Loan Party’s corporate and other powers and do not and will not (i) contravene the terms of any of such Person’s Organization Documents or (ii) violate any applicable material Law; except in the case of this clause (ii) to the extent that such violation would not reasonably be expected to have a Material Adverse Effect; and

(f) immediately before and after giving effect to this Incremental Term A Loan Facility Amendment and the transactions contemplated hereby (i) the representations and warranties of the Borrower and each of the other Loan Parties set forth in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of July 18, 2016 , except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) no Default shall have occurred and be continuing as of the Second Incremental Amendment Effective Date.

SECTION 4. Effectiveness. This Incremental Term A Loan Facility Amendment shall become effective as of the date (the “Second Incremental Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Incremental Term A Loan Facility Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Borrower, (iii) each other Guarantor (iv) the Administrative Agent and (iv) the Incremental Term A Lenders;

(b) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower (A) certifying that the condition precedent set forth in clause (h) below has been satisfied on or as of the Second Incremental Amendment Effective Date and (B) containing the true and complete calculations (in reasonable detail) required to show compliance with Section 2.14(a)(ii)(B) and Section 2.14(a)(ii)(C) of the Credit Agreement;

(c) the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of the certificate delivered pursuant to Section 4.01(a)(vi) of the Credit Agreement (with appropriate modifications to reflect the consummation of the transactions contemplated by this Incremental Term A Loan Facility Amendment on the Second Incremental Amendment Effective Date) attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) after giving effect to this Incremental Term A Loan Facility Amendment and the incurrence of the Incremental Term A Loans established pursuant hereto;

(d) the Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Incremental Term A Loan Facility Amendment and amendment of the Credit Agreement and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received favorable customary legal opinions of (i) Young Conaway Stargatt & Taylor LLP, Delaware counsel to the Loan Parties and (ii) Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Loan Parties, in each case, as to any matter reasonably requested by the Administrative Agent, addressed to the Incremental Term A Loan Lenders and the Administrative Agent, dated the Second Incremental Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, which the Loan Parties hereby request such counsel to deliver;

(f) no Default exists as of the Second Incremental Amendment Effective Date, both before and immediately after giving effect to this Amendment and the transactions contemplated hereby;

(g) all of the representations and warranties of the Borrower and each of the other Loan Parties set forth in Article V of the Credit Agreement and in the other Loan Documents (including this Incremental Term A Loan Facility Amendment) are true and correct in all material respects on and as of the Second Incremental Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(h) all of the conditions specified in Section 2.14 of the Credit Agreement with respect to the incurrence of Incremental Term Loans that constitute Incremental Term A Loans shall have been satisfied, including receipt by the Administrative Agent of a Committed Loan Notice;

(i) the Amendment No. 2 Effective Date shall have occurred;

(j) the Administrative Agent and the arrangers of the Incremental Term Loan A Facility, as applicable, shall have received payment of all fees and other amounts due and payable on or prior to the Second Incremental Amendment Effective Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent; and

(k) the Borrower shall have paid to the Administrative Agent for the account of each Incremental Term A Lender, a non-refundable upfront fee in Dollars and in immediately available funds in an amount equal to 0.50% of the aggregate amount of Incremental Term A Commitments of such Incremental Term A Lender as in effect on the Second Incremental Amendment Effective Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

The Administrative Agent shall notify the Borrower and the Lenders of the Second Incremental Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Incremental Term A Loan Facility Amendment or the Credit Agreement, after giving effect to this Incremental Term A Loan Facility Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Incremental Term A Loan Facility Amendment and the transactions contemplated hereby, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations (including the Incremental Term A Loans), all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Incremental Term A Loan Facility Amendment and the transactions contemplated hereby.

SECTION 6. Reference to Agreement. From and after the Second Incremental Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Credit Agreement as amended hereby and as may be further amended, supplemented or otherwise modified from time to time. For the avoidance of doubt, any references to “the date hereof” in the Credit Agreement shall refer to February 19, 2013.

SECTION 7. Counterparts. This Incremental Term A Loan Facility Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopy or other electronic image scan transmission of an executed counterpart of a signature page to this Incremental Term A Loan Facility Amendment shall be effective as delivery of an original executed counterpart of this Incremental Term A Loan Facility Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopy or other electronic image scan transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy or other electronic image scan transmission.

SECTION 8. Governing Law. THIS INCREMENTAL TERM A LOAN FACILITY AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS INCREMENTAL TERM A LOAN FACILITY AMENDMENT OR THE CREDIT AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO OR ANY OF THEM WITH RESPECT TO THIS INCREMENTAL TERM A LOAN FACILITY AMENDMENT OR THE CREDIT AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY (IN THE BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS INCREMENTAL TERM A LOAN FACILITY AMENDMENT, THE BORROWER, HOLDINGS, EACH OTHER GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES NOT TO COMMENCE ANY SUCH LEGAL ACTION OR PROCEEDING IN ANY OTHER JURISDICTION, TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE BORROWER, HOLDINGS, EACH OTHER GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS INCREMENTAL TERM A LOAN FACILITY AMENDMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10. Headings. The headings of this Incremental Term A Loan Facility Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. No Novation. This Incremental Term A Loan Facility Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Second Incremental Amendment Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Incremental Term A Loan Facility Amendment or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Incremental Term A Loan Facility Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. This Incremental Term A Loan Facility Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Incremental Term A Loan Facility Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

SECTION 12. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 13. Severability. If any provision of this Incremental Term A Loan Facility Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Incremental Term A Loan Facility Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Successors. The terms of this Incremental Term A Loan Facility Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 15. No Waiver. Except as expressly set forth herein, this Incremental Term A Loan Facility Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Term A Loan Facility Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SABRE GLBL INC.,

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

SABRE HOLDINGS CORPORATION,

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

EACH OF THE LOAN PARTIES LISTED BELOW, hereby consents to the entering into of this Incremental Term A Loan Facility Amendment and agrees to the provisions hereof:

GetThere Inc.
GetThere L.P.
by GetThere Inc., its General Partner
lastminute.com
lastminute.com Holdings, Inc.
Sabre International Newco, Inc.
SabreMark G.P., LLC
SabreMark Limited Partnership
by SabreMark G.P., LLC, its General Partner
TVL Holdings I, LLC
TVL Holdings, Inc.
TVL LLC
TVL LP
by TVL LLC, its General Partner
TVL Common, Inc.

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

[Signature Page to Incremental Term A Loan Amendment]

Nexus World Services, Inc. IHS US Inc. InnLink, LLC TravLynx LLC

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

PRISM Group, Inc. PRISM Technologies, LLC

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

[Signature Page to Incremental Term A Loan Amendment]

lastminute.com LLC

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

[Signature Page to Incremental Term A Loan Amendment]

BANK OF AMERICA, N.A., as Administrative Agent and Incremental Term A Lender

By	/s/ GREGORY ROETTING
	Name:	Gregory Roetting
	Title:	Director

[Signature Page to Incremental Term A Loan Amendment]

GOLDMAN SACHS BANK USA, as an Incremental Term A Loan Lender

By	/s/ RYAN DURKIN
	Name:	Ryan Durkin
	Title:	Authorized Signatory

[Signature Page to Incremental Term A Loan Amendment]

J.P. MORGAN CHASE BANK, N.A., as an Incremental Term A Loan Lender

By	/s/ DONATUS O. ANUSIONWU
	Name:	Donatus O. Anusionwu
	Title:	Vice President

[Signature Page to Incremental Term A Loan Amendment]

Mizuho Bank, Ltd., as an Incremental Term A Loan Lender

By	/s/ JAMES R. FAYEN
	Name:	James R. Fayen
	Title:	Managing Director

[Signature Page to Incremental Term A Loan Amendment]

MORGAN STANLEY BANK, N.A., as an Incremental Term A Loan Lender

By	/s/ MICHAEL KING
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Incremental Term A Loan Amendment]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as an Incremental Term A Loan Lender

By	/s/ SPENCER HUGHES
	Name:	Spencer Hughes
	Title:	Managing Director

[Signature Page to Incremental Term A Loan Amendment]

NATAXIS, NEW YORK BRANCH, as an Incremental Term A Loan Lender

By	/s/ GERRY CANET
	Name:	Gerry Canet
	Title:	Managing Director

By	/s/ REBECCA LO
	Name:	Rebecca Lo
	Title:	Analyst

[Signature Page to Incremental Term A Loan Amendment]

WELLS FARGO BANK, N.A., as an Incremental Term A Loan Lender

By	/s/ SCOTT SCHNUGG
	Name:	Scott Schnugg
	Title:	Vice President

[Signature Page to Incremental Term A Loan Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Incremental Term A Loan Lender

By	/s/ ANCA TRIFAN
Name: Anca Trifan
Title: Managing Director

By	/s/ MARCUS M. TARKINGTON
Name: Marcus M. Tarkington
Title: Director

[Signature Page to Incremental Term A Loan Amendment]

PNC BANK, NATIONAL ASSOCIATION, as an Incremental Term A Loan Lender

By	/s/ CHRISTOPHER KEENAN
Name: Christopher Keenan
Title: Assistant Vice President

[Signature Page to Incremental Term A Loan Amendment]

ANNEX I

Incremental Term A Lender	Incremental Term A Commitments
Bank of America, N.A.	$93,000,000
Goldman Sachs Bank USA	$57,000,000
JP Morgan Chase Bank, N.A.	$77,000,000
Mizuho Bank, Ltd.	$77,000,000
Morgan Stanley Bank, N.A.	$38,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$38,500,000
Natixis, New York Branch	$77,000,000
Wells Fargo Bank, National Association	$77,000,000
Deutsche Bank AG, New York Branch	$20,000,000
PNC Bank, National Association	$45,000,000

Total:	$600,000,000

ANNEX II

SUMMARY OF TERMS

Dated as of July 18, 2016

Interest Rates:	The Applicable Rate with respect to the Incremental Term A Loans will be a percentage per annum equal to (a) until delivery of financial statements for the first full fiscal quarter ending after the Second Incremental Amendment Effective Date pursuant to Section 6.01 of the Credit Agreement, the percentages per annum listed in the table below assuming a “Pricing Level” of “2” and, and (b) thereafter, the percentages per annum listed in the table below, based upon the Senior Secured First-Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) of the Credit Agreement:

    Applicable Rate

Pricing Level	Senior Secured First- Lien Net Leverage Ratio	Eurocurrency Rate for Incremental Term A Loans	Base Rate for Incremental Term A Loans
1	> 3.5:1.0	2.75%	1.75%
2	< 3.5:1.0, but > 2.5:1.0	2.50%	1.50%
3	< 2.5:1.0, but > 1.5:1.0	2.25%	1.25%
4	< 1.5:1.0	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured First-Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) of the Credit Agreement; provided that at the option of the Required Lenders (and if exercised with respect to this Class of Incremental Term Loans), Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with the definition of Applicable Rate shall apply) and (y) as of the first Business Day after an Event of Default under Section 9.01(a) of the Credit Agreement shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in the Credit Agreement, if it is subsequently determined that the Senior Secured First-Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders of the Incremental Term Loans received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Senior Secured First-Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured First-Lien Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.08 and 2.09 of the Credit Agreement as a result of the miscalculation of the Senior Secured First-Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08 or 2.09 the Credit Agreement, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under said Section 2.08, in accordance with the terms of the Credit Agreement).

Notwithstanding anything to the contrary in the Credit Agreement, the Eurocurrency Rate for the Incremental Term A Loans shall in no event be less than 0.00% per annum.

Maturity Date:	July 18, 2021 (or if all Term B Loans and Incremental Term Loans incurred prior to the Amendment No. 2 Effective Date are not refinanced with indebtedness that matures after July 18, 2021 or irrevocably repaid in full on or prior to November 19, 2018, November 19, 2018) (the “Incremental Term A Loan Maturity Date”).

Scheduled Amortization:	(i) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders of the Incremental Term A Loans established pursuant to this Incremental Term A Loan Facility Amendment during each year following the Closing Date, an annual amortization (payable in four equal quarterly installments on the last Business Day of each March, June, September and December of each year, commencing with the last Business Day of September 2016) of the Incremental Term A Loans in an amount equal to the percentage of the initial aggregate principal amount of Incremental Term A Loans incurred on the Second Incremental Amendment Effective Date as set forth below (as such repayment amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05 of the Credit Agreement):

Year	Amortization Percentage
Year One	5%
Year Two	5%
Year Three	10%
Year Four	10%
Year Five	10%

(ii) The remaining aggregate principal amount of Incremental Term A Loans incurred shall be due and payable in full on the Incremental Term A Loan Maturity Date.

Use of Proceeds:	The proceeds of the Incremental Term A Loans shall be used (i) to repay a portion of the existing Term B Loans and existing Incremental Term Loans, (ii) to repay the outstanding Other Revolving Credit Loans and (iii) for general corporate purposes, including working capital.